Exhibit 23 (a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Celulosa Arauco y Constitución S.A. of our report dated April 20, 2018 relating to the financial statements, which appears in Celulosa Arauco y Constitución S.A.’s Annual Report on Form 20-F for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts in such Registration Statement.

/s/ PricewaterhouseCoopers

Santiago, Chile

April 24, 2018